EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-4 (File No. 333-36013) of our reports dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. and subsidiaries, which reports dated March 18, 1997, are included in the Company's Annual Report on Form 10-K, as amended on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers & Lybrand L.L.P.


Rochester, New York
November 7, 1997